UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

(312) 696-6000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    citing material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on December 1, 2006.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: November 2006

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through November 2, 2006. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Company Strategy

1.              What are Morningstar’s priorities for investing in the intellectual capital (data and functionality) it provides its customers?

Our priorities for investing in the data and functionality we provide to customers are based on the growth strategies we outlined in our 10-K report for 2005. Here’s a summary version:

•                  Enhance our position in each of our three market segments by focusing on our major Internet-based platforms. The three platforms we’re focusing on are Morningstar.com for Individual investors, Morningstar Advisor Workstation for financial advisors, and Morningstar Direct for the institutional market. With Morningstar.com, we’re focusing on expanding beyond our core audience of mutual fund investors by adding more stock investors and continuing to expand our reach with experienced and engaged investors. With Advisor Workstation, we’re adding functionality that will help us reach more advisors in the United States and globally. With Morningstar Direct, we’re focusing on expanding functionality and reaching a broader audience.

•                  Become a global leader in funds-of-funds investment management. Because the large number of managed investment products available has made assembling them into well-constructed portfolios a difficult task for many investors, funds-of-funds offerings have seen strong growth within the mutual fund, variable annuity, and hedge fund industries. We believe assembling and evaluating funds of funds is a natural extension of our expertise in understanding managed investment products. We currently offer managed investment programs through Morningstar Managed Portfolios and our managed retirement accounts. In addition to the assets we manage directly, we had a total of $47.6 billion in assets under advisement in our Investment Consulting business as of September 30, 2006. This total includes consulting relationships as well as agreements where we act as a portfolio construction manager for a mutual fund or variable annuity and receive a basis point fee. We significantly expanded our presence in the funds-of-funds arena with our acquisition of Ibbotson, and we see continued potential to expand this part of our business, including in our operations outside the United States.

•                  Expand the range of services we offer investors, financial advisors, and institutional clients. Two of the primary areas in which we plan to continue expanding our product offerings are equity research and hedge fund research. On the stock side, we’re continuing to pursue additional opportunities to distribute our equity research in the United States and in major international markets. We also believe that investors’ increasing awareness of the value of independent research will strengthen our business over the long term. We’ve continued to build our equity coverage over the past several years and currently have analyst coverage on more than 1,800 stocks. With regard to hedge funds, we’re continuing to expand our research and data on hedge funds to help investors analyze this alternative asset class, with the goal of making the hedge fund industry more transparent to investors. Hedge funds worldwide now represent more than $1.3 trillion in investor assets, and we believe offering data on hedge funds is a natural extension of our work on other managed investment vehicles. Earlier this year, we expanded our hedge fund initiative by adding hedge fund data to Morningstar.com and Morningstar Advisor Workstation Office Edition, as well as hedge fund analyst reports to Morningstar Direct. Our database now includes comprehensive data on more than 3,500 hedge funds. After we complete the integration of the hedge fund database division we acquired from InvestorForce, we expect our database coverage to expand to approximately 6,000 hedge funds.

•                  Expand our international brand presence, products, and services. Over the past several years, we have expanded our product offerings internationally, and we completed our acquisition of Aspect Huntley in Australia on July 25. Including the impact of this acquisition, our international operations generated $12.3 million in revenue in the third quarter of 2006, or about 15% of our consolidated revenue. We plan to continue expanding our international operations to meet the increasing demand for wide-ranging, independent investment insight by investors around the globe.

Technology Investments

2.              What was the total amount Morningstar invested in technology during the heavy investment period from 1999 to 2001?

In 1999, 2000, and 2001, we had capital expenditures of $4.1 million, $11.1 million, and $5.9 million, respectively. A large percentage of the increase in 2000 was driven by technology-related spending for building out our Internet platforms. During those years we invested heavily in the Internet infrastructure for products such as Morningstar.com, Morningstar Advisor Workstation, and the predecessor products to Morningstar Retirement Manager and Morningstar Direct.

Management Team

3.              Please describe the CEO changes that took place between 1996 and 2000.

Before 1996, Joe Mansueto, our founder and chairman, also served as our CEO. In 1996, Don Phillips, who was previously our vice president and publisher, was named president. Don was named CEO in 1998 and served in this capacity until 2000, when Joe resumed the role of CEO to play a more active role in the day-to-day management of the company. Joe continues to serve as our CEO, and Don is a managing director responsible for overseeing corporate strategy, research, and corporate communications. Don also serves as a member of our board of directors, a role he has held since 1999.

Peer Group

4.              Which firms do you consider your closest peers?

In our 2006 proxy statement, we identified the following list of companies as our peer group: Advent Software, Inc., FactSet Research Systems Inc., Interactive Data Corporation, The McGraw-Hill Companies, Inc., Moody’s Corporation, Reuters Group PLC, SEI Investments Company, The Thomson Corporation, and Value Line, Inc. We compete with different firms in different areas of our business, so it’s tough to identify another company that’s directly comparable. FactSet and Value Line are probably the most similar to Morningstar, but even those firms differ from us in some ways.

Fixed-Income Ratings

5.              Regarding new products and services, is there the possibility that Morningstar would consider entering the fixed-income rating space (i.e. corporates, municipals, etc.). Ratings agencies like Moody’s and S&P receive payments from the companies that they rate, and hence this calls into question their independence. It seems to me that there could be significant investor/advisor demand for a truly “independent” fixed-income research product from Morningstar, and I believe it would be a natural extension of Morningstar’s current product line.

One of our four key growth strategies is to expand the range of products and services we offer to individual investors, financial advisors, and institutions. In keeping with that strategy, we expect to continue expanding the range of investments we analyze over time. We might consider providing fixed-income data, ratings, or analysis at some point, but we don’t have any firm plans right now.

Morningstar Retirement Manager

6.              Please describe the Morningstar Retirement Manager offering. What is Morningstar’s penetration into this market? What is the average annual revenue per plan sponsor? What are some examples of plan providers that are Morningstar customers? How fast is this business growing?

Morningstar Retirement Manager is a suite of advice and guidance services that helps retirement plan participants plan and invest for retirement. It gives direction explaining whether participants’ current plans are on target to meet their retirement goals. As part of this service, we also offer specific suggestions for contribution rates, asset mix, investment style, and sector exposure to help participants maximize their retirement portfolios, as well as specific recommendations for funds to invest in. Morningstar Retirement Manager includes a managed account service designed for plan participants who choose to delegate management of their portfolios to Morningstar’s investment professionals. We offer these services primarily through retirement plan providers—typically third-party asset management companies or companies that offer administrative services to retirement plans.

As of December 31, 2005, more than 9 million plan participants had access to Morningstar Retirement Manager through approximately 69,000 plan sponsors and 30 plan providers. Pricing for Morningstar Retirement Manager depends on the number of participants, as well as the level of service we provide. We don’t disclose the average annual revenue per plan sponsor for this product. Some of the plan providers who are Morningstar customers include ADP, ING, NYLIM Retirement Plan Services, T. Rowe Price, and Wachovia.

Revenue for the online advice service we offer through the Morningstar Retirement Manager platform declined slightly in 2005, but this was offset by increased revenue from managed retirement accounts, which is where we’re focusing our efforts. As of September 30, 2006, we had $513.7 million in assets under management in managed retirement accounts offered through Morningstar Retirement Manager, compared with $225.9 million as of September 30, 2005.

In addition to Morningstar Retirement Manager, we also offer retirement services through the Advice by Ibbotson platform, which has significantly expanded our presence in managed retirement accounts. The managed retirement accounts offered through Advice by Ibbotson had $6.7 billion in assets as of September 30, 2006. With $7.2 billion in combined assets under management, we believe we’re now the largest independent provider of managed retirement accounts.

Pension Legislation

7.              Which of Morningstar’s business lines should be impacted by the Pension Protection Act of 2006? When should this occur?

On August 17 of this year, President Bush signed the Pension Protection Act of 2006, which includes provisions for offering investment advice programs for participants in defined contribution plans. The investment advice provision is scheduled to go into effect for employer-sponsored retirement plans on January 1, 2007.

Among other things, the new act will allow plan service providers, mutual fund companies, and brokerage firms out to offer investment advice to plan participants using their own computer models (including advising them to invest in their own proprietary funds), subject to certification of the computer model by an independent expert. We’re continuing to monitor the potential impact of this provision on our business. Although more companies may rely on retirement plan providers to offer investment advice to their employees, we believe there will be ongoing demand for third-party advice as well. In particular, we believe there may be opportunities for us to continue to license our computer-driven advice model to plan providers.

The legislation also contains provisions that some industry experts have predicted will increase the use of automatic enrollment. The bill sets a deadline of mid-February 2007 for the Department of Labor to issue guidance on appropriate default investment options for defined contribution plan participants. Some of these default investment options may involve managed retirement accounts. Therefore, we believe this development may have a positive impact on the managed retirement accounts that we offer through Morningstar Associates and Ibbotson Associates.

Index Business

8.              Does Morningstar provide benchmarks that compete with S&P or Russell? How much of Morningstar’s earnings are driven by this business and is this business growing?

Yes, we have a growing index business that we’ve been building over the past several years. Our index family currently includes a broad market index, 15 style- and capitalization-based indexes, 15 sector indexes, and two dividend indexes. The Morningstar Indexes cover approximately 97% of the market capitalization of the U.S. equity market. Our indexes can be used for asset allocation and benchmarking purposes, as well as for portfolio construction and market analysis. We charge licensing fees for these benchmarks, with fee levels that vary by client. A third-party asset management firm has licensed our style-based indexes and currently has approximately $1.3 billion in assets under management in exchange-traded funds based on these indexes. This area of our business has been growing, but from a relatively small base. The index business has not had a material impact on our earnings or revenue.

Third-Quarter Earnings Release

9.              General and administrative cost excluding stock options was only 14.8% [of] revenue, [down]-340bps [basis points] from last year. Do you expect this trend to continue at this pace? Also why is 4th quarter G&A higher than other quarters? Bonus? On an annual basis, how much more G&A can you leverage? As % of revenues, are low teens a reasonable assumption in future years?

It’s tough for us to answer this question because it involves forward-looking information; however, we would caution against extrapolating trends in any cost category based on a shorter-term decline. We believe that we can continue to realize operating leverage in this and other cost categories, but our goal is to do that over longer periods. You’re correct that our fourth quarter G&A cost has at times been higher than in other quarters, partly because of bonus expense. We accrue bonus expense throughout the year and adjust the accruals as needed based on our actual performance and updated internal estimates.

10.       Operating cash flow has been very strong relative to net income — do you expect operating cash flow to be 2x net income on annual basis going forward? Does the acquisition of Ibbotson change any of the working capital terms, i.e. do you get more or less paid off from the asset management [business]?

Again, this question is difficult to answer because it involves projecting our future financial performance,

which we’ve decided not to do. But we can give you some additional insight on the drivers behind our recent operating cash flow to help set the third-quarter operating cash flow figure in context. In the third quarter, the increase in cash provided by operating activities of $11.4 million exceeded our $6.0 million increase in net income. The increase in cash provided by operating activities also outpaced our increase in net income for the year-to date period. In both periods, a reduction in net operating assets and liabilities (working capital excluding cash) as well as an increase in net income contributed to the increase in free cash flow. The reduction in working capital excluding cash was mainly driven by an increase in income taxes payable and accrued compensation. The increase in accrued compensation reflects the build-up of our bonus liability that will be paid in the first quarter of next year, when we typically make our annual bonus payments.

The cash tax benefit from Ibbotson had two effects on cash flow. First, cash paid for income taxes decreased in both periods relative to the prior-year periods because of the income tax benefits we received related to the payment for the cancellation of Ibbotson’s stock options. Second, income taxes payable increased because we have now fully utilized the $12.8 million in cash tax benefits from the Ibbotson acquisition and expect to make income tax payments in the fourth quarter.

Another factor impacting our operating cash flow for both periods was the increase in amortization expense from recent acquisitions. Because this is a non-cash expense, it also tends to expand operating cash flow relative to net income.

Regarding the last part of your question, although basis point fees from assets under management are typically collected in arrears, the business model predominant in most of our offerings is to receive cash in advance of providing services, which increases our deferred revenue. As asset management increases as a percentage of our revenue base, revenue growth may outpace growth in deferred revenue, but we expect deferred revenue to remain a significant component of our working capital.

11.       In your 3Q06 press release from today you reported 121,179 Advisor Workstation Licenses. On a year-over-year basis, this is very strong growth but in your 2Q06 press release you reported 127,057 Advisor Workstation licenses. This implies a 5% decline on a quarter-over-quarter basis. Does not seem like there should be a seasonality effect at work, but what could explain the sequential decline? Your press release describes that two clients merged in 3Q06 and eliminated a “redundant license.” If this is the cause of the sequential license decline then is it possible to give details on the Advisor Workstation’s quarterly growth excluding this license elimination?

Excluding this license elimination, total licenses would have been approximately 122,000 as of the end of September. There were a couple of other factors that also impacted the total during the third quarter. One of our major contracts includes a provision to reset the number of licenses once per year based on usage, and the count dropped when this annual reset took place. The number of licenses under this contract tends to rise during the year as usage increases. In addition, there was one firm with a relatively large number of licenses that reduced the minimum number of advisor seats when it renewed its contract during the quarter. However, the annual contract value remained the same. We’ve continued to see strong growth in new contracts for this product, as well as an increase in the amount of functionality licensed, which has helped drive revenue growth despite the sequential decline in licenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: November 3, 2006	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer

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